SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made effective the first day of December, 2007.

BETWEEN:

ECCO ENERGY, INC.
a corporation existing under the laws of Nevada
having an office at 3315 Marquart, Suite 206
Houston, Texas, 77027

(hereinafter referred to as “Ecco”)

                              - and -

OLD JERSEY OIL VENTURES, LLC a New Jersey Limited Liability Company, having an office at 8 Sunset Drive, Chatham, New Jersey, 07928

(hereinafter referred to as “Old Jersey”)

                               - and -

EUGENE A. NOSER, JR. an individual residing at 8 Sunset Drive, Chatham, New Jersey, 07928

(hereinafter referred to as “EAN” or “Member”)

                              - and -

WHEREAS Ecco has a total of 9,374,753 common shares issued and outstanding, 100,000 shares of Class A preferred shares issued and outstanding and 1,000,000 shares of Class B preferred shares issued and outstanding;

AND WHEREAS on the terms and subject to the conditions herein set forth, Ecco desires to purchase from the Member all of the issued and outstanding OLD JERSEY Membership Interests and the OLD JERSEY Member desires to sell all of the OLD JERSEY Membership Interests to Ecco;

AND WHEREAS prior to the Transaction Old Jersey intends to dispose of all of its assets other than the VTEX Debt as hereinafter defined and settle all of its liabilities;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless otherwise defined, capitalized words and terms shall have the following meanings:

“Agreement” means this share exchange agreement as the same may be supplemented or amended from time to time;

“Alternative Transaction” means an amalgamation, merger, arrangement, share exchange or other business combination involving Ecco or OLD JERSEY; any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of Ecco or OLD JERSEY or any takeover bid, reorganization, recapitalization, liquidation or winding-up of or involving Ecco or OLD JERSEY (except, in each case, as may be contemplated in this Agreement);

 “Business” means the business carried on by OLD JERSEY including but not limited to the holding of the VTEX Debt;

“Business Day” means a day which is not a Saturday, Sunday or a statutory holiday in the State of New Jersey;

“Member” means Eugene A. Noser, Jr. in his capacity as holder of all the membership interest in Old Jersey;

 “OLD JERSEY” means OLD JERSEY OIL VENTURES, LLC;

 “OLD JERSEY Membership Interests” means the issued and outstanding sharing percentages of OLD JERSEY beneficially owned by the Member and representing an aggregate of 100% of the issued and outstanding sharing percentages of OLD JERSEY;

“Closing” means the completion of the Transaction upon completion of the deliveries set out in Section 7.2 hereof;

“Closing Date” means the date selected by the parties to hold the Closing, provided that the Closing Date shall be no later than January 31, 2008 or such other date as may be mutually agreed upon;

 “Governmental Authority” means any (a) multinational, federal, territorial, state, regional, municipal, local or other government, governmental or public department, court, tribunal, commission, board or agency, domestic or foreign, or (b) regulatory authority, including any securities commission or stock exchange;

 “Membership Agreement” means the OLD JERSEY LIMITED LIABILITY COMPANY AGREEMENT dated effective as of the registration date of December 18, 2000.

“Payment Shares” means the 600,000 Ecco Series C Convertible Preferred Shares to be issued to the Member as described in section 2.2;

 “person” includes an individual, sole proprietorship, partnership, limited partnership, unincorporated association or organization, unincorporated syndicate, body corporate, trust, trustee, executor, administrator, legal representative of the Government or any agency or instrumentality thereof;

 “Tax Act” means the Internal Revenue Code of the United States;

“Ecco” means Ecco Energy, Inc.;

“Ecco Public Record” has the meaning set forth in subsection 5.1(e) hereof;

 “Ecco Shares” means the common shares in the capital of Ecco;

 “Transaction” means the completion of the proposed acquisition by Ecco of OLD JERSEY; and

“VTEX Debt” means the debt held by Old Jersey due from VTEX Energy, Inc. in the approximate sum of $3,000,000.

1.2	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of United States unless otherwise specified.

1.3	Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Number, etc.

Unless the subject matter or context requires the contrary, words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders and words importing persons shall include natural persons, firms, trusts, partnerships, limited liability companies and corporations.

1.5	Date for Any Action

In the event that any date on which any action is required or permitted to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6	Statutory References

Any reference in this Agreement to a statute includes all regulations and rules made thereunder, all amendments to such statute in force from time to time and any statute, regulation or rule that supplements or supersedes such statute, regulation or rule.

1.7	Entire Agreement

This Agreement, together with the documents required to be delivered pursuant to this Agreement, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof.  There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained in this Agreement and any document delivered pursuant to this Agreement.

1.8	Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, unless expressly stated otherwise, such reference shall be deemed to be the United States generally accepted accounting principles from time to time as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles.

ARTICLE 2

THE TRANSACTION

2.1	Sale and Purchase of OLD JERSEY Membership Interests

2.1.1
Subject to the terms and conditions hereof, the Member covenants and agrees to sell, assign and transfer to Ecco and Ecco covenants and agrees to purchase from the Member, its OLD JERSEY Membership Interest being all the Membership Interest of Old Jersey.

2.2	Purchase Price for the OLD JERSEY Membership Interests

2.2.1
The purchase price payable by Ecco for the OLD JERSEY Membership Interests shall be paid and satisfied by the issuance by Ecco at the Time of Closing of, in aggregate, 600,000 shares of Ecco Series C Convertible Preferred Stock to the Member or his designee at a deemed price per share of $5.00 per share (collectively, the “Payment Shares”).

ARTICLE 3

COVENANTS

3.1	Mutual Covenants

Each of the parties hereby covenants and agrees as follows:

(a)
to make available and afford such other parties reasonable access to the property, assets, undertakings, agreements, financial statements, reports, accounting records and records pertaining to Ecco and OLD JERSEY;

(b)
to use its reasonable best efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder which are reasonably under its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to complete the Transaction in accordance with the terms of this Agreement.  Without limiting the generality of the foregoing, in the event that any person, including without limitation, any securities regulatory authority, seeks to prevent, delay or hinder implementation of all or any portion of the Transaction or seeks to invalidate all or any portion of this Agreement, each of the parties shall use its reasonable best efforts to resist such proceedings and to lift or rescind any injunction or restraining order or other order or action seeking to stop or otherwise adversely affect the ability of the parties to complete the Transaction;

(c)
to use its reasonable best efforts to obtain, before the Closing Date, all authorizations, waivers, exemptions, consents, orders and other approvals from domestic or foreign courts, Governmental Authorities, shareholders and third parties as are necessary for the consummation of the transactions contemplated hereby;

(d)
to use its reasonable best efforts to defend or cause to be defended any lawsuits or other legal proceedings brought against it challenging this Agreement or the completion of the Transaction.  No party will settle or compromise any claim brought by their respective present, former or purported holders of any of their securities in connection with the transactions contemplated by this Agreement prior to the Closing Date without the prior written consent of each of the others, such consent not to be unreasonably withheld or delayed;

(e)
to not, until the earlier of the termination of this Agreement in accordance with Section 6.2 hereof and the completion of the Transaction, directly or indirectly, through any officer, director, employee, representative or agent, solicit, initiate, promote, assist or encourage any expression of interest, proposal or offer from, or entertain or enter into discussions or negotiations with any person relating to any Alternative Transaction.  Each of the parties agrees that it will immediately notify the other parties in writing upon receipt of any expression of interest, proposal or offer from any person relating to any Alternative Transaction and forthwith disclose to the other parties hereto all relevant details thereof.  Nothing contained herein will prevent a party from;

(i)	responding as required by law to any unsolicited expression of interest, proposal or offer,

(ii)
making such disclosure which, in the case of a party which is a corporation, in the judgment of the board of directors of such party (upon the advice of counsel) is required by law to the extent required to satisfy the fiduciary obligations of the members of such party’s board of directors; or

(iii)
fulfilling the fiduciary duties of the members of the board of directors of such party to the party and its shareholders in relation to such transaction if to do so would, in the opinion of the board of the directors of such party (upon the advice of counsel), be a proper exercise of such directors’ fiduciary duties; but nothing referred to in this proviso shall entitle a party to terminate this Agreement.

(f)
to promptly notify each of the other parties if any of the representations and warranties made by it in this Agreement ceases to be true, accurate and complete in any material respect and of any failure to comply in any material respect with any of its obligations;

(g)	to co-operate with each of the other parties hereto in good faith in order to ensure the timely completion of the Transaction;

(h)	to use its reasonable best efforts to co-operate with each of the other parties hereto in connection with the performance by the other of its obligations under this Article III;

(i)
that all press releases or other similar public written communications of any sort by Ecco or by OLD JERSEY relating to this Agreement or the Transaction and the method of release for publication thereof, will be provided for review and comment by OLD JERSEY or Ecco, as the case may be.  Each of Ecco and OLD JERSEY will deal expeditiously with a request for comments on such written communication provided that the party issuing such press release shall not be delayed if to do so would be contrary to its legal obligations;

(j)
to indemnify and hold harmless each of the other parties hereto (and such other parties’ respective directors, officers and advisers) (collectively, the “Non-Offending Persons”) from and against all claims, damages, liabilities, actions or demands to which the Non-Offending Persons may be subject insofar as such claims, damages, liabilities, actions or demands arise out of or are based upon the information supplied by a party (other than the Non-Offending Persons).  Each party hereto shall obtain and hold the rights and benefits of this subsection in trust for and on behalf of such party’s directors, officers and advisers; and

(k)	to deliver or cause to be delivered all closing deliveries required to be delivered by it pursuant to this Agreement.

3.2	Covenants of Ecco

Ecco covenants and agrees with each of the other parties hereto that, until the earlier of the Closing Date or the day upon which this Agreement is terminated in accordance with section 6.2 herein, it will:

(a)	in a timely and expeditious manner:

(i)	file the designation of Series C Convertible Preferred Stock attached hereto as Exhibit “A” with the Secretary of State of the State of Nevada and obtain the approval thereof.

(b)
forthwith use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in section 4.1 herein to the extent the same are within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Transaction and to validly issue the Payment Shares, including using its commercially reasonable efforts to:

(i)	obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases, licenses, agreements and other contracts;

(ii)
effect all necessary registrations and filings and submissions of information requested by any regulatory authority, stock exchange or Governmental Authority required to be effected by it in connection with the Transaction and participate and appear in any proceedings of either Ecco or OLD JERSEY before any regulatory authority or Governmental Authority to the extent permitted by such authorities; and

(iii)	fulfill all conditions and satisfy all provisions of this Agreement and the Transaction;

(c)
subject to applicable laws, not take any action, refrain from taking any action, nor permit any action to be taken or not taken inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Transaction;

(d)
conduct and operate its business and affairs only in the ordinary and usual course in a prudent manner and so as not to make any of its representations and warranties herein contained untrue and use commercially reasonable efforts to preserve its business organization, goodwill and material business relationships with other persons and for greater certainty will not without the prior consent of OLD JERSEY:

(i)	incur any material liability; or

(ii)	increase the compensation paid, whether by way of management fees or otherwise,

to any directors, officers or employees of or consultants to Ecco;

in each case, and in all material respects Ecco shall conduct itself so as to keep OLD JERSEY fully informed as to the material decisions or actions required or required to be made with respect to the operation of its business;

not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other person or perform any act which would render inaccurate in any material way any of its representations and warranties set forth herein as if such representations and warranties were made at a date subsequent to such act and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and without limiting the generality of the foregoing, it will not:

(iii)
make any distribution by way of dividend, distribution of property or assets, return of capital or otherwise to or for the benefit of its shareholders including, but not limited to increase or decrease its paid-up capital or purchase or redeem any shares;

(iv)	increase or decrease its paid-up capital or purchase or redeem any shares;

(v)	issue or enter into any new commitment to issue any of its shares or securities convertible into, or rights, warrants or options to acquire, any such shares; or

(vi)	split any of the Ecco Shares;

(e)
prepare and file with all applicable securities commissions or similar securities regulatory authorities, all such notifications and fees as to maintain its status as a reporting issuer not in default of any applicable securities laws and to permit the issuance of the Payment Shares to the Member;

(f)	not alter or amend its articles or notice of articles as the same exist at the date of this Agreement, other than as required to effect the Transaction.

3.3	Covenants of OLD JERSEY

OLD JERSEY covenants and agrees with Ecco that, until the earlier of the Closing Date or the day upon which this Agreement is terminated in accordance with section 6.2 herein, it will:

(a)
except for non-substantive communications, furnish promptly to Ecco a copy of each notice, report, schedule or other document or communication delivered, filed or received by OLD JERSEY in connection with the Transaction, any filings under applicable laws and any dealings with regulatory or governmental authorities in connection with or in any way affecting the transactions contemplated herein;

(b)
forthwith use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in section 4.2 herein to the extent the same are within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Transaction, including using its commercially reasonable efforts to:

(i)	obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases, licenses, agreements and other contracts;

(ii)
effect all necessary registrations and filings and submissions of information requested by any regulatory authority or Governmental Authority required to be effected by it in connection with the Transaction and participate and appear in any proceedings of OLD JERSEY or Ecco before any regulatory authority or Governmental Authority to the extent permitted by such authorities; and

(iii)	fulfill all conditions and satisfy all provisions of this Agreement and the Transaction;

(c)
subject to applicable laws, not take any action, refrain from taking any action, nor permit any action to be taken or not taken inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Transaction;

(d)
conduct and operate its business and affairs only in the ordinary course consistent with past management practice and use commercially reasonable efforts to preserve its VTEX Debt, its business organization, goodwill and material business relationships with other persons and for greater certainty, it will not enter into any material transaction out of the usual and ordinary course of business other than those proposed, and in all material respects conduct itself so as to keep Ecco fully informed as to the material decisions or actions required or required to be made with respect to the operation of its business, provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver could not be obtained;

(e)	not alter or amend its Membership Agreement, by-laws or other relevant constating documents as the same exist at the date of this Agreement;

(f)
not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other person or perform any act which would render inaccurate in any material way any of its representations and warranties set forth herein as if such representations and warranties were made at a date subsequent to such act and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and without limiting the generality of the foregoing, it will not:

(i)
make any distribution by way of dividend, distribution of property or assets, return of capital or otherwise to or for the benefit of its Member other than the distribution of all common stock of VTEX;

(ii)	increase or decrease its paid-up capital or purchase or redeem any; or

(iii)	issue or enter into any commitment to issue any of its Membership Interest or securities convertible into, or rights, warrants or options to acquire any such Membership Interest; and

(g)	take all necessary Limited Liability Company action and proceedings to approve and authorize the valid and effective transfer of the OLD JERSEY Membership Interests to Ecco.

3.4	Covenants of the Member

The Member covenants and agrees with the other parties hereto that, until the earlier of the Closing Date or the day upon which this Agreement is terminated in accordance with section 6.2 herein, it will:

(a)	in a timely and expeditious manner, provide such information with respect to such Member or designee as Ecco may reasonably require;

(b)
except for non-substantive communications, furnish promptly to the other parties hereto a copy of each notice, report, schedule or other document or communication delivered, filed or received by the Member in connection with the Transaction, any filings under applicable laws and any dealings with regulatory or governmental authorities in connection with or in any way affecting, the transactions contemplated herein;

(c)
forthwith use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Section 4.2 herein to the extent the same are within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Transaction, including using its commercially reasonable efforts to:

(i)	obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases, licenses, agreements and other contracts;

(ii)
effect all necessary registrations and filings and submissions of information requested by any regulatory or governmental authorities required to be effected by it in connection with the Transaction; and

(iii)
fulfill all conditions and satisfy all provisions of this Agreement and the Transaction; and subject to applicable laws, not take any action, refrain from taking any action, nor permit any action to be taken or not taken, inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Transaction.

ARTICLE 4

CONDITIONS

4.1	Conditions of Ecco

The obligations of Ecco to complete the Transaction are subject to the fulfillment of the following conditions on or before the Closing Date:

(a)
the Member shall have tendered all, but not less than all, evidence of all of the OLD JERSEY Membership Interests, duly endorsed, but undated for transfer or accompanied by duly executed interest transfer powers;

(b)
there shall be no action taken under any applicable law by any court or Governmental Authority that makes it illegal or restrains, enjoins or prohibits the Transaction, results in a judgment or assessment of damages relating to the Transaction that is materially adverse to Ecco or that would impose any condition or restriction upon Ecco (after giving effect to the Transaction) which would so materially adversely impact the economic or business benefits of the Transaction as to render inadvisable the consummation of the Transaction;

(c)	all consents, waivers, permits, orders and approvals of all Governmental Authorities or other persons, the failure of which to obtain would be materially adverse to Ecco shall have been obtained;

(d)
the representations and warranties of OLD JERSEY set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Time of Closing (as if made on and as of that time) except as affected by the transactions contemplated or permitted by this Agreement and except to the extent that any such representation is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date and an officer’s certificate of OLD JERSEY to this effect shall have been delivered to Ecco;

(e)
the representations and warranties of the Member set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Time of Closing (as if made on and as of that time) and delivery of the documents described in subsection 7.2 shall constitute a reaffirmation of such representations and warranties;

(f)	OLD JERSEY shall be in compliance in all material respects with its obligations under this Agreement and an officer’s certificate to this effect shall have been delivered to Ecco.;

(g)
from the date hereof until the Closing Date, there shall not have been any material adverse change the VTEX Debt or the discovery of any previously undisclosed material fact which has or will have a material adverse effect on the business, operations, assets, capitalization, financial condition, liabilities, results or prospects of OLD JERSEY; and

(h)	completion of the Transaction shall have occurred on or before February 15, 2008 or such other date as the parties hereto may agree.

The foregoing conditions precedent are for the benefit of Ecco and may be waived by Ecco, in whole or in part, without prejudice to Ecco’s right to rely on any other condition in favor of Ecco.  If any of the said conditions shall not have been satisfied or waived by Ecco on or before the date required for their performance and provided such non-compliance did not arise from acts or omissions of Ecco, then Ecco’s obligation to complete the Transaction shall be at an end upon written notice to the other parties hereto.  Should Ecco close the Transaction it will be deemed that they have waived any of the above conditions that may not have been met.

4.2	Conditions of the Member

The obligations of the Member to complete the Transaction are subject to the fulfillment of the following conditions on or before the Closing Date:

(a)	all necessary resolutions of the directors of Ecco to approve the Transaction in accordance with applicable law;

(b)
there shall be no action taken under any applicable law by any court or Governmental Authority that makes it illegal or restrains, enjoins or prohibits the Transaction, results in a judgment or assessment of damages relating to the Transaction that is materially adverse to Ecco and OLD JERSEY on a consolidated basis or that would impose any condition or restriction upon Ecco and OLD JERSEY (after giving effect to the Transaction) which would so materially adversely impact the economic or business benefits of the Transaction as to render inadvisable the consummation of the Transaction;

(c)	the Designation of the Payment Shares shall have been approved by the Nevada Secretary of State;

(d)
all consents, waivers, permits, orders and approvals of all Governmental Authorities or other persons, the failure of which to obtain would be materially adverse to OLD JERSEY shall have been obtained;

(e)
the representations and warranties of Ecco set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Time of Closing (as if made on and as of that time) except as affected by the transactions contemplated or permitted by this Agreement and except to the extent that any such representation is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date and an officer’s certificate of Ecco to this effect shall have been delivered to OLD JERSEY and the Member;

(f)	Ecco shall be in compliance in all material respects with its obligations under this Agreement and an officer’s certificate to this effect shall have been delivered to OLD JERSEY and the Member;

(g)
from the date hereof until the Closing Date, there shall not have been any material adverse change since the date of the Ecco Financial Statements or the discovery of any previously undisclosed material fact which has or will have a material adverse effect on the business, operations, assets, capitalization, financial condition, liabilities, results or prospects of Ecco;

(i)	Ecco shall have delivered to the Member certificates duly registered in the name of such Member evidencing the number of Payment Shares to which such Member is entitled pursuant to this Agreement;

(h)	the completion of the Transaction shall have occurred on or before February 15, 2008 or such later date as the parties hereto may agree.

(i)	OLD JERSEY, in its absolute and sole discretion, shall be satisfied with its due diligence review of environmental matters and Environmental Liabilities, as such may relate to Ecco;

The foregoing conditions precedent are for the benefit of OLD JERSEY and the Member and may be waived by OLD JERSEY and the Member, in whole or in part, without prejudice to OLD JERSEY and the  Member’s right to rely on any other condition in favor of OLD JERSEY and the Member.  If any of the said conditions shall not have been satisfied or waived by OLD JERSEY and the Member on or before the date required for their performance and provided such non-compliance did not arise from acts or omissions of the Member or OLD JERSEY, then OLD JERSEY’s and the Member’s obligations to complete the Transaction shall be at an end upon written notice to the other parties hereto.  Should OLD JERSEY and the Member close the Transaction it will be deemed that they have waived any of the above conditions that may not have been met.

4.3	Notice and Cure Provisions

Each party will give prompt notice to the other parties hereto of the occurrence, or failure to occur, at any time from the date hereof until the Closing Date, of any event or state of facts which occurrence or failure would or would be likely to:

(a)	cause any of the representations or warranties of any party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Closing Date; or

(b)	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any party hereunder prior to the Closing Date.

No party may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in sections 4.1 or 4.2 or any termination right under section 6.2 unless the party intending to rely thereon has delivered forthwith a written notice to the other parties prior to the Time of Closing specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition precedent or termination right, as the case may be.  If any such notice is delivered, provided that a party is proceeding diligently to cure such matter and such matter is capable of being cured, no party may terminate this Agreement until February 15, 2008 (or such other date as the parties hereto may mutually agree).

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1	Representations and Warranties of Ecco

Ecco represents and warrants to and in favor of each of the other parties hereto as follows and acknowledges that such parties are relying upon same in connection with the transactions contemplated herein:

(a)
Ecco is a corporation incorporated and validly existing under the laws of Nevada and has the corporate power to own or lease its property, to carry on its business as now being conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)
this Agreement has been, and each additional agreement or instrument to be delivered pursuant to this Agreement, will be duly authorized, executed and delivered by Ecco and each is or will be a legal, valid and binding obligation of Ecco, enforceable against Ecco in accordance with its terms;

(c)	the execution and delivery of this Agreement do not and the consummation of the Transaction will not:

(i)	result in a breach or violation of the articles or other constituting documents of Ecco,

(ii)
conflict with, result in a breach of, constitute a default under or accelerate the performance required by or result in the suspension, cancellation, material alteration or creation of an encumbrance upon any material agreement, license, permit or authority to which Ecco is a party or by which Ecco is bound or to which any material assets or property of Ecco is subject, or

(iii)	violate any provision of law or regulation or any judicial or administrative order, award, judgment or decree applicable to Ecco;

(d)
the authorized capital of Ecco consists of a _____________________shares, of which as of the date hereof, 9,374,750 common shares, 100,000 Class A Preferred shares and 1,000,000 Class B Preferred shares (and no more) are issued and outstanding as fully paid and non-assessable and upon issuance and the Ecco Shares to be issued in connection with the acquisition of the Payment Shares will be validly issued as fully paid and non-assessable;

(e)
Ecco has prepared and filed all documents required to be filed by it with the Securities and Exchange Commission (the “Ecco Public Record”) and such documents, as of the date they were filed, complied with applicable laws and did not fail to state a material fact required to be stated in order to make the statements contained therein not misleading in the light of the circumstances in which they were made.  No material adverse change has occurred in relation to Ecco that is not disclosed in the Ecco Public Record.  Ecco is not subject to a cease trade order and is not aware of any deficiencies in the filing of any documents or reports with any securities commission or similar authority that would cause it to be placed on the list of defaulting reporting companies maintained by any securities commission or similar authority;

(f)
no person has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, options, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of Ecco, other than stock options to acquire __________________ common shares at a weighted average exercise price of $______  per share;

(g)
the Ecco Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Ecco, as at the respective date thereof.  There has been no material alteration in the manner of keeping the books, accounts or records of Ecco or in the accounting practices therein reflected since September 30, 2007;

(h)
other than as disclosed in the Ecco Public Record, since September 30, 2007 there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings or business of Ecco;

(i)
no consent, approval, order or authorization of, or registration or declaration with, any applicable Governmental Authority with jurisdiction over Ecco is required to be obtained by Ecco in connection with the execution and delivery of this Agreement or the consummation of the Transaction, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained, would not prevent or materially delay the consummation of the Transaction or otherwise prevent Ecco from performing its obligations under this Agreement and could not reasonably be expected to have a material adverse effect on Ecco;

(j)
except as has been disclosed in the Ecco Public Record, there is no suit, action or proceeding pending, or to the knowledge of Ecco, threatened against Ecco that, individually or in the aggregate, could reasonably be expected to have a material adverse effect upon Ecco, and there is no judgment, decree, injunction, rule or order of any Governmental Authority with jurisdiction over Ecco outstanding against Ecco causing, or which insofar as can reasonably be foreseen, in the future would cause, a material adverse effect on Ecco;

(k)
except as disclosed in the Ecco Public Record, there is no material environmental liability, nor factors likely to give rise to any material environmental liability, affecting any of the properties of Ecco, that individually or in the aggregate, could reasonably be expected to have a material adverse effect upon Ecco;

(l)
Ecco has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, applicable Governmental Authorities that are required in order to permit it to carry on its business as presently conducted;

(m)
Ecco has duly filed on a timely basis all material tax returns required to be filed by it and has paid all taxes which are due and payable and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof, and adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed.  There are no actions, suits, or claims asserted, or assessed against Ecco in respect of taxes, governmental charges or assessments, nor are any matters under discussion with any Governmental Authority relating to taxes, governmental charges or assessments asserted by such Governmental Authority.  Ecco has withheld from each payment made by it to any person and remitted to the proper tax and other receiving offices within the time required all income tax and other deductions required to be withheld from such payments;

(n)
the business of Ecco is being conducted in all material respects in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction, except where the failure to comply would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on Ecco; Ecco has not  been notified by any Governmental Authority of any investigation with respect to it that is pending or threatened, nor has any Governmental Authority notified Ecco of such Governmental Authority’s intention to commence or to conduct any investigation that would be reasonably likely to have a material adverse effect on Ecco;

(o)	no Alternative Transaction is currently under discussion, consideration or negotiation with any third party;

(p)	the corporate records and minute books of Ecco are up-to-date and contain complete and accurate minutes of all meetings of its directors and shareholders and all resolutions consented to in writing;

(q)	at the Time of Closing, Ecco will have aggregate liabilities of not more than $ ● (whether accrued, contingent or otherwise) other than those associated with concluding the Transaction; and

(r)
except as set out in this Agreement, Ecco does not own nor has any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or proprietary interest in any other business operation.

5.2	Representations and Warranties of the Member

The Member hereby represents and warrants to Ecco as follows and acknowledges that Ecco is relying upon same in connection with the transactions contemplated herein:

(a)
this Agreement has been, and each additional agreement or instrument required to be delivered pursuant to this Agreement will be, duly authorized, executed and delivered by the Member is or will be, a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms;

(b)	the execution and delivery of this Agreement does not and the consummation of the Transaction will not:

(i)
conflict with, result in a breach of or constitute a default under or accelerate the performance required by or result in the suspension, cancellation, material alteration of any material agreement, license, permit or authority, to which the Member is a party or by which such Member is bound, or

(ii)	violate any provision of law or regulation or any judicial or administrative order, award, judgment or decree applicable to such Member;

(c)
such Member is or will be at the Time of Closing the beneficial owner of all the Membership Interest in OLD JERSEY, free and clear of all liens, charges, mortgages, security interests, pledges, demands, claims and other encumbrances whatsoever, except those restrictions on transfer arising under the Membership Agreement of OLD JERSEY;

(d)
no person has any agreement or option or any right or privilege capable of becoming an agreement for the purchase of such Member’s ordinary OLD JERSEY Membership Interest in OLD JERSEY and none of such interests are subject to any voting trust, shareholders agreement, voting agreement or other agreement with respect to the disposition or enjoyment of any rights of such Membership Interest, except the Membership Agreement;

(e)
no consent, approval, order or authorization of, or registration or declaration with, any applicable Governmental Authority with jurisdiction over such Member is required to be obtained by such Member in connection with the execution and delivery of this Agreement or the consummation of the Transaction, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement;

(f)
such Member is acquiring the Payment Shares as principal for its own account and any resale of the Payment Shares will be made in compliance with the requirements of applicable securities legislation; and

(g)	no Alternative Transaction is currently under discussion, consideration or negotiation with any third party.

5.3	Representations and Warranties of OLD JERSEY

OLD JERSEY represents and warrants to and in favor of Ecco as follows and acknowledges that Ecco is relying upon same in connection with the transactions contemplated herein:

(a)
OLD JERSEY is a Limited Liability Company validly existing under the laws of New Jersey and has the power to own or lease its property, to carry on its business as now being conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)
this Agreement has been, and each additional agreement or instrument to be delivered pursuant to this Agreement will be, duly authorized, executed and delivered by OLD JERSEY and each is or will be, a legal, valid and binding obligation of OLD JERSEY, enforceable against OLD JERSEY in accordance with its terms;

(c)
the execution and delivery of this Agreement do not and the consummation of the Transaction will not: (i) result in a breach or violation of the constituting documents of OLD JERSEY; (ii) conflict with, result in a breach of, constitute a default under or accelerate the performance required by or result in the suspension, cancellation, material alteration or creation of an encumbrance upon any material agreement, license, permit or authority to which OLD JERSEY is a party to or by which any of them is bound or to which any material assets or property of OLD JERSEY is subject; or (iii) violate any provision of law or regulation or any judicial or administrative order, award, judgment or decree applicable to OLD JERSEY;

(d)	OLD JERSEY’s authorized capital consists of the OLD JERSEY Membership Interests, of which on Closing, all are issued and outstanding as fully paid and non-assessable;

(d)	OLD JERSEY does not own nor has any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or proprietary interest in any other business operations;

(e)
no consent, approval, order or authorization of, or registration or declaration with, any applicable Governmental Authority with jurisdiction over OLD JERSEY is required to be obtained by OLD JERSEY in connection with the execution and delivery of this Agreement or the consummation of the Transaction, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained, would not prevent or materially delay the consummation of the Transaction or otherwise prevent OLD JERSEY from performing its obligations under this Agreement and could not reasonably be expected to have a material adverse effect on OLD JERSEY;

(f)
there is no suit, action or proceeding pending, or to the knowledge of OLD JERSEY, threatened against OLD JERSEY that, individually or in the aggregate, could reasonably be expected to have a material adverse effect upon OLD JERSEY, and there is no judgment, decree, injunction, rule or order of any Governmental Authority with jurisdiction over OLD JERSEY outstanding against OLD JERSEY causing, or which insofar as can reasonably be foreseen, in the future would cause, a material adverse effect on OLD JERSEY;

(g)
OLD JERSEY has good and marketable title to its properties and other assets (other than property or an asset as to which OLD JERSEY is a lessee, in which case it has a valid leasehold interest), except for such defects in title that individually or in the aggregate, could not reasonably be expected to have a material adverse effect on OLD JERSEY;

(h)
OLD JERSEY has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, applicable Governmental Authorities that are required in order to permit it to carry on its business as presently conducted, except for such permits, licenses, certificates, orders, filings, applications and registrations, the failure to have or make, individually or in the aggregate, have not had and could not reasonably be expected to have, a material adverse effect on OLD JERSEY;

(i)
OLD JERSEY has duly filed on a timely basis all material tax returns required to be filed by it and has paid all taxes which are due and payable and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof, and adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no actions, suits, or claims asserted or assessed against OLD JERSEY in respect of taxes, governmental charges or assessments, nor are any matters under discussion with any Governmental Authority relating to taxes, governmental charges or assessments asserted by such Governmental Authority.  OLD JERSEY has withheld from each payment made by it to any person and remitted to the proper tax and other receiving offices within the time required all income tax and other deductions required to be withheld from such payments;

(j)
the business of OLD JERSEY is being conducted in all material respects in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction, except where the failure to comply would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on OLD JERSEY; OLD JERSEY has not  been notified by any Governmental Authority of any investigation with respect to it that is pending or threatened, nor has any Governmental Authority notified OLD JERSEY of such Governmental Authority’s intention to commence or to conduct any investigation that would be reasonably likely to have a material adverse effect on OLD JERSEY;

(k)	the records and minute books of OLD JERSEY are up-to-date and contain complete and accurate minutes of all meetings of its directors and Member and all resolutions consented to in writing;

(l)
at the Time of Closing, OLD JERSEY will have no aggregate liabilities (whether accrued, contingent or otherwise) other than those associated with concluding the Transaction and will have no assets other than the VTEX Debt;

(m)	no Alternative Transaction is currently under discussion, consideration or negotiation with any third party; and agreement of any kind whatsoever.

5.4	Survival of Representations and Warranties

The representations and warranties of the parties contained in this Agreement or any document or certificate given pursuant hereto shall survive the Closing of the Transaction until the second anniversary of Closing.  No claim for breach of any representation, warranty or covenant shall be valid unless the party against whom such claim is made has been given notice thereof before the expiry of such two-year period.

ARTICLE 6

AMENDMENT AND TERMINATION

6.1	Amendment

This Agreement may, at any time and from time to time, be amended by written agreement of the parties hereto without further notice to or authorization by the shareholders of Ecco, and any such amendment may, without limitation:

(a)	change the time for performance of any of the obligations or acts of the parties hereto;

(b)	waive compliance with or modify any representations, warranties or covenants of the parties;

(c)	waive or modify performance of any of the obligations of any of the parties hereto; or

(d)	waive compliance with or modify any conditions precedent contained herein;

provided that notwithstanding the foregoing, the number of Payment Shares to be issued to the  Member  may not be decreased without the approval of OLD JERSEY and the Member or increased without the further approval of the directors of Ecco.

6.2	Termination

This Agreement may be terminated at any time by mutual consent of the parties.  In the event of the termination of this Agreement  it shall become void and no party shall have any liability or further obligation to any other party, except that nothing contained in this section 6.2 shall relieve or have the effect of relieving any party from liability for damages incurred or suffered by another party as a result of a breach of this Agreement by a party acting in bad faith intended and designed to prevent the conditions precedent set out in this Agreement from being satisfied.  Notwithstanding the foregoing, the provisions of subsection 3.1(i) and sections 8.2, 8.3, 8.8 and 8.9 shall survive any termination of this Agreement.

6.3	Prior Agreements

This Agreement supersedes and replaces any prior agreement entered into by some or all of the parties to this Agreement pertaining to the subject matter of this Agreement, if applicable. Any such prior agreement shall be rendered void ab initio and no party shall have any claim against any other party in respect of such prior agreement.

ARTICLE 7

CLOSING ARRANGEMENTS

7.1	Time and Place of Closing

Closing of the Transaction shall take place at the Time of Closing on the Closing Date at the offices of Ecco at 3315 Marquart, Suite 206, Houston, Texas, 77027.

7.2           Closing Deliveries

(a)	At the Time of Closing, Ecco will deliver or cause to be delivered:

(i)	share certificates evidencing the Payment Shares registered in the name of the Member or his designees as provided for in section 2.2.1 hereof;

(ii)	certified copies of the resolutions of the Board of Directors and, if required, the shareholders of Ecco approving the various components of the Transaction;

(iii)	the officer’s certificates referred to in subsections 4.2 (e) and (f) hereof; and

(iv)	such other documentation as may reasonably be necessary to facilitate the Closing.

(b)	At the Time of Closing, OLD JERSEY will deliver or cause to be delivered:

(i)	certified copies of the resolutions of the Member approving the Transaction and the matters related thereto, including the transfer of the OLD JERSEY Membership Interests to Ecco;

(ii)	certificates in respect of the OLD JERSEY Membership Interests issued to the OLD JERSEY Member which will be transferred to Ecco;

(iii)	the officer’s certificates referred to in subsection 4.1 (d) hereof;

(iv)	direction to Ecco regarding the Payment Shares to be issued to the Member or designees; and

(v)	such other documentation as may reasonably be necessary to facilitate the Closing.

(c)	At the Time of Closing, the Member will deliver or cause to be delivered:

(i)	certificates evidencing the OLD JERSEY Membership Interests owned by him, duly endorsed for transfer to Ecco; and

(ii)	such other documentation as may reasonably be necessary to facilitate the Closing.

ARTICLE 8

GENERAL

8.1	Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement shall be in writing and may be given by delivering same or sending same by facsimile transmission addressed to the party to which the notice is to be given at its address for service herein.  Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day, if not, the next succeeding Business Day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received after 4:00 p.m. at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

The address for service of the parties shall be as follows:

(a)	if to Ecco:

3315 Marquart, Suite 206
Houston, Texas, 77027

Attention: Sam Skipper
Facsimile: (713) 771-5556
Email:                      sskipper@Ecco.com

(b)           if to OLD JERSEY or Member:

8 Sunset Drive
Chatham, New Jersey, 07928

Attention: Eugene A. Noser, Jr.
Facsimile:
Email:

8.2	Confidentiality

Prior to Closing and, if the Transaction is not completed, at all times thereafter, each of the parties hereto will keep confidential and refrain from using all information obtained by it in connection with the transactions contemplated by this Agreement relating to any other party hereto, provided however that such obligation shall not apply to any information which was in the public domain at the time of its disclosure to a party or which subsequently comes into the public domain other than as a result of a breach of such party’s obligations under this section 8.2.

8.3	Assignment

No party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other parties hereto.

8.4	Binding Effect

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.5	Waiver

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same.

8.6	Governing Law

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey and the laws of the United States applicable therein and is to be treated in all respects as a New Jersey contract.

8.7	Expenses

Each of the parties hereto shall be responsible for the expenses incurred by such party in connection with the Transaction.

8.8	Time of Essence

Time is of the essence of this Agreement and of each of its provisions.

8.9	Public Announcements

Each of the parties hereto shall co-operate with the other parties in releasing information concerning this Agreement and the transactions contemplated herein, and shall furnish to and discuss with the other parties hereto drafts of all press and other releases prior to publication.  No press release or other public announcement concerning the proposed transactions contemplated by this Agreement will be made by any party hereto without the prior consent of the other parties, such consent not to be unreasonably withheld or delayed; provided that nothing contained herein shall prevent any party hereto at any time from furnishing any information to any governmental agency or regulatory authority or to the public if so required by applicable law.

8.10	Further Assurances

Each party will, upon request but without further consideration, from time to time promptly execute and deliver all further documents and take all further action necessary or appropriate to give effect to and perform the provisions and intent of this Agreement and to complete the transactions contemplated hereby.

8.11	Counterparts and Facsimile Signatures

This Agreement and any amendment, supplement or restatement of this Agreement may be executed and delivered in one or more counterparts and may be executed and delivered by facsimile and each of which when executed and delivered shall be deemed an original and all of which counterparts and facsimiles together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date effective December 1, 2007.

OLD JERSEY OIL VENTURES, LLC Per:
Name: EUGENE A. NOSER Title: Managing Member